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                         VAN KAMPEN MID CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

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
                                                                         Amount of      % of     % of
                                           Offering        Total          Shares      Offering   Funds
   Security      Purchase/     Size of     Price of      Amount of       Purchased    Purchased   Total                  Purchased
   Purchased     Trade Date   Offering      Shares        Offering        By Fund      By Fund   Assets    Brokers         From
---------------- ----------- ------------ ------------ --------------- -------------- --------- -------- ------------- -------------
   Intrepid       04/21/08        -         $32.00       30,000,000       43,096       0.144%    0.0854% Goldman,      Goldman Sachs
  Potash Inc.                                                                                            Sachs &
                                                                                                         Co.,
                                                                                                         Merrill
                                                                                                         Lynch &
                                                                                                         Co., Morgan
                                                                                                         Stanley,
                                                                                                         RBC Capital
                                                                                                         Markets and
                                                                                                         BMO Capital
                                                                                                         Markets

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